Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-299057 on Form S-1 of our report dated July 24, 2026 (October 8, 2026, as to the effects of the reverse stock split as described in Note 11), relating to the financial statements of Iambic Therapeutics, Inc. and subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California

October 8, 2026